UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2013, CNB Financial Corporation (the “Company”) and FC Banc Corp. (“FC Banc Corp.”) entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which the Company will acquire FC Banc Corp. and its wholly owned subsidiary, The Farmers Citizens Bank (“FC Bank”).

Under the terms of the Agreement, which has been approved by the boards of directors of each party thereto, FC Banc Corp. will be merged with and into the Company with the Company surviving (the “Merger”), and FC Bank will be merged with and into CNB Bank with CNB Bank surviving (the “Bank Merger”). Following the completion of the Bank Merger, FC Bank will operate as a separate and distinctly branded division of CNB Bank.

The Agreement provides that shareholders of FC Banc Corp. will have the right to elect to receive, for each share of FC Banc Corp. common stock, either (x) $30.00 in cash or (y) 1.754 shares of Company common stock (the “Exchange Ratio”). Elections will be subject to proration procedures whereby at least 80% of FC Banc Corp. shares will be exchanged for Company common stock.

The Agreement contains customary representations and warranties of the parties. The Agreement also contains certain termination rights for both the Company and FC Banc Corp., and further provides that, upon termination of the Agreement upon specified circumstances, FC Banc Corp. may be required to pay the Company a termination fee of $1.6 million. Additionally, FC Banc Corp. may terminate the Agreement if the average closing price of Company common stock during a specified period prior to closing is less than $14.54 and the Company’s common stock underperforms a specified peer-group index by more than 15%, unless the Company elects to make a compensating adjustment to the Exchange Ratio. The Company may terminate the Agreement if the average closing price of Company common stock during the same period is more than $19.67 and the Company’s common stock outperforms a specified peer-group index by more than 15%, unless FC Banc Corp. elects to make a compensating adjustment to the Exchange Ratio.

Immediately following the consummation of the Merger, the Board of Directors of the Company will be expanded in size by one seat with the current FC Banc Corp. chairman, Robert D. Hord, being designated to serve on the Boards of Directors of the Company and CNB Bank immediately following the Merger for a term to expire at the Company’s 2014 annual meeting. At the Company’s 2014 annual meeting, Mr. Hord will be included as a nominee for election to the Board of Directors as a member of Class 2 thereof, for a term to expire at the 2016 annual meeting of shareholders of the Company.

Additionally, concurrently with entering into the Agreement, the Company entered into Voting Agreements with certain FC Banc Corp. shareholders pursuant to which such shareholders agreed to vote their FC Banc Corp. shares in favor of the Merger.

The transaction is subject to customary closing conditions, including the receipt of approval from the shareholders of FC Banc Corp. and regulatory approvals, and is expected to be completed in the fourth quarter of 2013.

The foregoing is not a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

A copy of the related press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 hereof relating to the appointment of Robert D. Hord to the Board of Directors of the Company and CNB Bank immediately following the consummation of the Merger is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company intends to use the investor presentation concerning the Merger furnished herewith in one or more meetings with investors and/or analysts. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is being furnished herewith pursuant to Item 7.01.

Important Additional Information

This communication is being made in respect of the proposed merger involving the Company and FC Banc Corp.

The proposed transaction will be submitted to the shareholders of FC Banc Corp. for their consideration. In connection with the proposed merger with FC Banc Corp, the Company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of FC Banc Corp. that also constitutes a prospectus of the Company. FC Banc Corp. will mail the proxy statement/prospectus to its shareholders. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You will also be able to obtain a free copy of the proxy statement/prospectus on the Company’s website, www.bankcnb.com.

Copies of the proxy statement/prospectus can also be obtained without charge, when available, by directing a request to CNB Financial Corporation, 1 South Second Street, P.O. Box 42, Clearfield, PA 16830, or to FC Banc Corp., 105 Washington Square, Box 567, Bucyrus, OH 44820.

Participants in the Transactions

The Company, FC Banc Corp. and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of FC Banc Corp. in connection with the Merger. Information about the directors and executive officers of FC Banc Corp. and their ownership of FC Banc Corp. common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available. Information about the directors and executive officers of the Company may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 8, 2013, and in its definitive proxy statement filed with the SEC on March 15, 2013. You may obtain free copies of these documents from the Company using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of FC Banc Corp. to approve the merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the proposed merger; (6) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (7) changes in general business, industry or economic conditions or competition; (8) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (9) adverse changes or conditions in capital and financial markets; (10) changes in interest rates or credit availability; (11) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the proposed merger; (12) changes in the quality or composition of loan and investment portfolios; (13) adequacy of loan loss reserves and changes in loan default and charge-off rates; (14) increased competition and its effect on pricing, spending, third-party relationships and revenues; (15) loss of certain key officers; (16) continued relationships with major customers; (17) deposit attrition necessitating increased borrowings to fund loans and investments; (18) rapidly changing technology; (19) unanticipated regulatory or judicial proceedings and liabilities and other costs; (20) changes in the cost of funds, demand for loan products or demand for financial services; and (21) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and the Company and FC Banc Corp. undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings made by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 26, 2013, by and between CNB Financial Corporation and FC Banc Corp.*

99.1	Press Release dated March 26, 2013.

99.2	Investor presentation dated March 27, 2013.

*	Schedules omitted. The Company will furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: March 27, 2013	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 26, 2013, by and between CNB Financial Corporation and FC Banc Corp.

99.1	Press release dated March 26, 2013.

99.2	Investor Presentation dated March 27, 2013.

*	Schedules omitted. The Company will furnish supplementally a copy of any omitted schedule to the SEC upon request.